EXHIBITS 5 and 23(b)

                               MOSES & SINGER LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6076
                                 (212) 554-7800

                                                                    May 31, 1995
LCS Industries, Inc.
120 Brighton Road
Clifton, New Jersey  07012-1694

         Re:      LCS Industries, Inc.
                  Registration Statement on Form S-3

Gentlemen:

                  We have been acting as your counsel in connection with the preparation and filing of a Form S-3 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 232,452 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of LCS Industries, Inc., a Delaware corporation (the "Company").

                  As counsel to the Company, we have examined such corporate records (including an executed copy of the Registration Statement and the Exhibits thereto), such documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

                  Based on and in reliance of the foregoing, we advise you that in our opinion the Shares have been validly issued, and are fully paid and non-assessable.

                  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Registration Statement.

                  We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to all references to this firm in the Registration Statement.

                                                     Sincerely yours,

                                                     /s/ Moses & Singer LLP

                                                                         Page 20